Exhibit 99.1

MiNK Therapeutics Appoints Colonel (Ret.) John B. Holcomb, MD, to Board of Directors

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Strengthening Leadership to Accelerate iNKT Therapies into Immune-Mediated Disease, Pulmonary Disorders, and Global Health Security

New York, NY – September 29, 2025 – MiNK Therapeutics, Inc. (Nasdaq: INKT), a clinical-stage biopharmaceutical company pioneering invariant natural killer T (iNKT) cell therapies, today announced the appointment of Colonel (Ret.) John B. Holcomb, MD, FACS to its Board of Directors.

Dr. Holcomb is a globally recognized authority in trauma and critical care, having served 23 years in the U.S. Army, including as Commander of the U.S. Army Institute of Surgical Research and Trauma Consultant to the Army Surgeon General. He pioneered major innovations in combat casualty care, transfusion medicine, and trauma systems design that saved countless lives and reshaped global health protocols. Post-military, he has continued to drive impact in academic medicine and biotech, with more than 780 peer-reviewed publications, multiple board memberships, and leadership in prehospital blood transfusion programs.

Dr. Holcomb’s appointment comes at a time when Americans face escalating challenges from cancer, rising rates of pulmonary disease, multidrug-resistant infections, and the persistent threat of emerging pandemics. He joins MiNK alongside recently appointed pulmonary critical care expert Dr. Terese Hammond, reinforcing MiNK’s commitment to tackling diseases of profound epidemiologic burden where both patient lives and public health security are at stake.

“We are honored to welcome Dr. Holcomb to the MiNK Board at this transformative stage in our company’s journey,” said Dr. Jennifer Buell, President and Chief Executive Officer of MiNK Therapeutics. “John’s unmatched expertise in trauma and surgical critical care medicine, immune activation, and clinical trial execution brings MiNK precisely the kind of insight needed as we advance iNKT cell therapies into late-stage development. His deep experience in building systems of care — from the battlefield to the ICU — and his leadership across global health networks will help us design and deliver programs that address the most pressing challenges. John’s perspective will be instrumental in guiding MiNK toward its next phase of growth, preparedness, and impact.”

“MiNK is advancing iNKT cell therapies with the potential to change how we treat interrelated immune-driven diseases seen on the battlefield and in our acute care hospitals — from trauma and ARDS to multi drug-resistant infections. This unique cellular therapy offers a new approach where current therapies have fallen short, addressing conditions that share common pathways of immune dysregulation. I am eager to help guide MiNK as it brings these breakthroughs closer to patients and strengthens our national preparedness for impending health crises,” said Dr Holcomb.

Dr. Holcomb’s appointment reinforces MiNK’s commitment to clinical rigor and operational excellence as the company continues to scale its therapeutic pipeline and global footprint.

About MiNK Therapeutics

MiNK Therapeutics is a clinical-stage biopharmaceutical company pioneering the development of allogeneic invariant natural killer T (iNKT) cell therapies and precision-targeted immune technologies. MiNK’s proprietary platform is designed to restore immune balance and drive cytotoxic immune responses across cancer, immune-mediated diseases, and pulmonary immune failure. MiNK’s lead asset, AGENT-797, is an off-the-shelf, allogeneic iNKT cell therapy currently in clinical development for the treatment of graft-versus-host disease (GvHD), solid tumors, and critical pulmonary immune collapse. MiNK is also advancing a pipeline of T cell receptor (TCR)-based therapies and neoantigen discovery tools that enable tumor- and tissue-specific immune activation with broad potential application. With a scalable, cryopreserved manufacturing process and a differentiated mechanism that bridges innate and adaptive immunity, MiNK is committed to developing next-generation immune reconstitution therapies that are accessible, durable, and applicable across a wide range of indications. For more information, visit https://minktherapeutics.com or follow us on X @MiNK_iNKT.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the therapeutic potential, safety, anticipated benefit, development plans, and future potential of iNKT cells and CAR-iNKT therapies. These forward-looking statements are subject to risks and uncertainties, including those described under the “Risk Factors” section of MiNK’s most recent filings with the Securities and Exchange Commission. MiNK cautions investors not to place undue reliance on these statements. The company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

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